RIDER A

                                                FOR IMMEDIATE RELEASE
                                                CONTACT: JEFF KRIENDLER, PAN AM
                                                305-866-2125
                                                RANDY KAMBIE OR LENORE MORITZ
                                                800-223-2121/212-420-1661

FOR IMMEDIATE RELEASE

                            PAN AM MERGER COMPLETED
                            -----------------------
                                PAN AM LISTS ON
                                 AMEX TOMORROW
                            -----------------------

MIAMI, September 23 - Pan American World Airways, Inc. announced today that its merger with the Frost Hanna Mergers Group, Inc. has been completed. The stock of the newly merged entity (Pan American World Airways, Inc.) is expected to be listed for trading tomorrow (Sept. 24, 1996) on the American Stock Exchange, trading under the ticker symbol "PAA."

Pan Am began accepting reservations last Wednesday (Sept. 18, 1996) for its scheduled services which will be inaugurated this Thursday (Sept. 26, 1996). The new airline offers full service A-300 wide-body flights between New York's John
F. Kennedy Airport and both Miami and Los Angeles, with introductory unrestricted fares of $99 one-way for all economy class seats to Miami and $199 to Los Angeles. First class seats will be available at the $198 fare to Miami and $398 level to Los Angeles.